UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008

QueryObject Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-53138	94-3087939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Olshan Grundman Frome Rosenzweig & Wolosky LLP 65 East 55th Street, Third Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 451-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On June 17, 2008, QueryObject Systems Corporation (the “Company”) issued to Dalewood Associates LP (“Dalewood”) 1,924,683 shares of common stock of the Company, par value $.003 per share (“Common Stock”) in payment of $5,774.05 in interest that had accrued through such date on that certain Senior Convertible Promissory Note, dated as of May 19, 2008 (the “Dalewood Note”) made by the Company in favor of Dalewood. In addition, the Company entered into an amendment to the Dalewood Note extending the expiration date thereof to May 19, 2009, which amendment is filed herewith as Exhibit 10.1.

On June 17, 2008, the Company issued to BRMR LLC (“BRMR”) 1,082,633 shares of Common Stock in payment of $3,247.90 in interest that had accrued through such date on that certain Senior Convertible Promissory Note, dated as of May 19, 2008 (the “BRMR Note”) made by the Company in favor of BRMR. In addition, the Company entered into an amendment to the BRMR Note extending the expiration date thereof to May 19, 2009, which amendment is filed herewith as Exhibit 10.2.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Amendment No. 1, dated June 17, 2008, to the Senior Convertible Promissory Note, dated May 19, 2008, made by QueryObject Systems Corporation in favor of Dalewood Associates LP.

10.2	Amendment No. 1, dated June 17, 2008, to the Senior Convertible Promissory Note, dated May 19, 2008, made by QueryObject Systems Corporation in favor of BRMR LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUERYOBJECT SYSTEMS CORPORATION

Dated: June 23, 2008	By:	/s/ Daniel Pess
Name: Daniel Pess Title: President